Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP 702.382.2101 main 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106

April 7, 2026

Evernorth Holdings Inc.

600 Battery St.

San Francisco, California 94111

To the addressee set forth above:

We have acted as local Nevada counsel to Evernorth Holdings Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of (i) up to 34,499,992 shares (the “Common Shares”) of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), and (ii) warrants to purchase up to 11,499,992 shares of the Class A Common Stock (the “Warrant Shares”, and together with the Common Shares, the “Shares”), each pursuant to that certain Business Combination Agreement, dated as of October 19, 2025, by and among Armada Acquisition Corp. II, a Cayman Islands exempted company (“Armada”), the Company, Pathfinder Digital Assets LLC, a Delaware limited liability company, Evernorth Corporate Merger Sub Inc., a Delaware corporation, Evernorth Company Merger Sub LLC, a Delaware limited liability company, and Ripple Labs Inc., a Delaware corporation (the “Combination Agreement”) and, in the case of the Warrant Shares, pursuant to the Warrants and the Warrant Agreement (each as defined below), all as more fully described in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-294417) (the “Evernorth Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being delivered at your request pursuant to the requirements of item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and registration of the Shares as contemplated by the Combination Agreement and as described in the Evernorth Registration Statement. For purposes of this opinion letter, and except as to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Combination Agreement and the Evernorth Registration Statement.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise, identified to our satisfaction as being true copies of (i) the Evernorth Registration Statement, (ii) the Combination Agreement, (iii) the form of SPAC Warrant (as defined in the Combination Agreement) filed as Exhibit 4.3 to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-286110) of Armada, as filed with the Commission under the Act on May 14, 2025 (the “SPAC Warrant”), (iv) the SPAC Warrant Agreement (as defined in the Combination Agreement), (v) the form of Warrant Assignment, Assumption and Amendment Agreement filed as an exhibit to the Evernorth Registration Statement (the “Warrant Assignment”), (vi) the

Evernorth Holdings Inc.

April 7, 2026

form of amended and restated articles of incorporation and amended and restated bylaws of the Company filed as exhibits to the Evernorth Registration Statement (the “A&R Governing Documents”), and (vii) such other agreements, instruments and documents, or forms thereof, and such corporate records (including, without limitation, resolutions authorized and adopted by the Company’s board of directors and any committee thereof and by the Company’s stockholders), as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances, and public filings, as we have deemed necessary or appropriate.

The SPAC Warrants, as amended by the Warrant Assignment, are hereinafter referred to as the “Warrants”. The SPAC Warrant Agreement, as amended by the Warrant Assignment, is hereinafter referred to as the “Warrant Agreement”, and together with the Warrants, the “Warrant Documents”.

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the SPAC Warrants and the SPAC Warrant Agreement were duly authorized by Armada and the SPAC Warrant Agreement was executed and delivered by each party thereto; (ii)(a) the Warrant Assignment will be duly executed and delivered by each party thereto in substantially the form thereof filed as an exhibit to the Evernorth Registration Statement, (b) each Warrant issued by the Company will have and be subject to substantially the same terms and conditions as were applicable to and set forth in the form of SPAC Warrant except to the extent modified by the Warrant Assignment, (c) each of the A&R Governing Documents, in the respective forms thereof that have been filed as exhibits to the Evernorth Registration Statement, will be effective and in full force and effect prior to any issuance of Shares ((ii)(a) through (ii)(c), inclusive, above are referred to collectively herein as the “Corporate Proceedings”); (iii) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (iv) the obligations of each party to any documents we have reviewed are or will be their valid and binding obligations, enforceable in accordance with their respective terms; (v) each natural person executing a document has, at all relevant times had or will have, sufficient legal capacity to do so; (vi) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine and any document submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (vii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Evernorth Holdings Inc.

April 7, 2026

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. If and when all Corporate Proceedings have been taken and completed, the Common Shares will be duly authorized by the Company, and if, when and to the extent such Common Shares are issued in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Combination Agreement, and as described in the Evernorth Registration Statement, such Common Shares will be validly issued, fully paid and nonassessable.

2. The Warrants have been duly authorized by the Company.

3. If and when all Corporate Proceedings have been taken and completed, when and to the extent any Warrant Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Combination Agreement and the Warrant Documents, including due and proper exercise of the Warrants and payment in full to the Company of all consideration required thereunder, and as described in the Evernorth Registration Statement, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the date hereof. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Evernorth Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP